                                                                     EXHIBIT 4.4



                                  $225,000,000

                               GENZYME CORPORATION

                 5 1/4% Convertible Subordinated Notes Due 2005


                          REGISTRATION RIGHTS AGREEMENT


                                                                   May  19, 1998


Credit Suisse First Boston Corporation
Cowen & Company
Goldman, Sachs & Co.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Dear Sirs:

         Genzyme Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation, Cowen & Company and Goldman, Sachs & Co. (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $225,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2005 (the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of May 22, 1998 (the "Indenture") by and between the Company and State Street Bank and Trust Company (the "Trustee"). Under the terms of the Indenture, the Notes are convertible, in whole or in part, into shares of Genzyme General Division Common Stock, par value $.01 per share (the "Conversion Shares" and, together with the Notes, the "Securities"), at the option of the holders thereof at any time following the date of original issuance thereof at the conversion prices set forth in the Notes, as adjusted from time to time pursuant to the Indenture. As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers) and Conversion Shares (collectively, the "Holders"), as follows:


         1. Resale Shelf Registration. (a) The Company shall, at its cost, use its reasonable best efforts to file (within 60 days after the Closing Date (as defined in the Purchase Agreement)) with the Securities and Exchange Commission (the "Commission") and thereafter shall use its reasonable best efforts to cause to be declared effective a registration statement (the "Resale Shelf
Registration Statement") on an appropriate form under the Securities Act of
1933, as amended (the "Securities Act") relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Resale Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Resale Shelf Registration"); provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Resale Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.
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         (b) The Company, subject to Section 2(h), shall use its reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Resale Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Transfer Restricted Securities as defined in Section 5(d) (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Resale Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law or otherwise permitted hereunder.

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Resale Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Resale Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. Registration Procedures. In connection with the Resale Shelf Registration contemplated by Section 1 hereof, the following provisions apply:

         (a) The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Resale Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchasers (with respect to any portion of an unsold allotment from the original offering) is participating in the Resale Shelf Registration, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose; and (ii) subject to paragraph (l) of this Section 2, include the names of the Holders, who propose to sell Securities pursuant to the Resale Shelf Registration Statement, as selling securityholders.

         (b) The Company shall give written notice to the Initial Purchasers and Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):


                  (i) when the Resale Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Resale Shelf Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to the Resale Shelf Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Shelf Registration Statement or the initiation of any proceedings for that purpose;

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                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the prospectus which forms a part of the Resale Registration Statement in order that the prospectus does not contain an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Resale Shelf Registration Statement.

         (d) The Company shall furnish to each Holder of Securities included within the coverage of the Resale Shelf Registration, without charge, at least one copy of the Resale Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall, during the Resale Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Resale Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Resale Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Resale Shelf Registration Statement in the manner described therein.

         (f) Prior to any public offering of the Securities, pursuant to any Resale Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Resale Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Resale Shelf Registration Statement (to the extent such Securities are certificated) free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request a reasonable period of time prior to sales of the Securities pursuant to such Resale Shelf Registration Statement and prior to settlement of such sales.

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         (h) Upon the occurrence of any event contemplated by paragraphs (ii)
through (v) of Section 2(b) above during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Resale Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Company determines in good faith that such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; provided further, that such delay shall not extend for a period of more than 30 business days in any three month period or more than 60 business days in any twelve month period. If the Company notifies the Initial Purchasers and the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders of the Securities shall suspend use of such prospectus. The period of effectiveness of the Resale Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of the Securities shall have received such amended or supplemented prospectus pursuant to this Section 2(h); provided, however, that such period of effectiveness including any such extension shall not exceed the holding period applicable to Rule 144(k) of the Securities Act or any substitution or modification thereof.

         (i) Not later than the effective date of the Resale Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Conversion Shares registered under the Resale Shelf Registration Statement and provide the Trustee with a certificate for the Notes, in a form eligible for deposit with The Depository Trust Company.

         (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Resale Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Resale Shelf Registration Statement, which statement shall cover such 12-month period.

         (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (l) The Company may require each Holder of Securities to be sold pursuant to the Resale Shelf Registration Statement to furnish to the Company such information regarding the Holder and the


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distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Resale Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (m) The Company shall enter into such customary agreements (including, if requested in accordance with Section 7 hereof, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Resale Shelf Registration.

         (n) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Resale Shelf Registration Statement in accordance with Section 7 hereof and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Resale Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers and the other parties, by one firm of counsel, which firm shall be Cahill Gordon & Reindel until another firm shall be designated as described in Section 3 hereof.

         (o) The Company shall cause (i) its counsel to deliver (A) an opinion relating to the Securities in customary form addressed to such Holders and dated the effective date of such Resale Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the compliance as to form of such Resale Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Resale Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Resale Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); and
(B) an opinion relating to the Securities in customary form addressed to any underwriters dated the closing date of any underwritten offering in accordance with Section 7 hereof and covering matters of the type customarily in opinions to underwriters in connection with underwritten offerings; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any such underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants, if any with respect to any other entity for which financial information is provided in the Resale Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any such underwriter therefor a comfort letter in customary form; and covering matters of the type customarily


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covered in comfort letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (p) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Resale Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Resale Shelf Registration Statement is an underwritten offering in accordance with
Section 7 hereof or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 4 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         (q) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by the Resale Shelf Registration Statement contemplated hereby.

         3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof whether or not a Resale Shelf Registration is filed or becomes effective, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel, which firm shall be Cahill Gordon & Reindel until another firm shall be designated by the Holders of a majority in principal amount of the Notes covered thereby to act as counsel for the Holders in connection therewith. The Holders shall be responsible for all other fees and expenses, such as brokerage fees and commissions.

         4. Indemnification. (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder of the Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any


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untrue statement or alleged untrue statement of a material fact contained in the
Resale Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Resale Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Resale Shelf Registration in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Resale Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder, (iii) the Company shall not be liable with respect to any statement in, or omission from, a prospectus used in a manner inconsistent with the last sentence of Section
2(h) and (iv) the Company shall not be liable with respect to any untrue statement in, or omission from, a prospectus when a subsequent version of the prospectus had been supplied and the Holders have been given reasonable notice of such subsequent version prior to the relevant sale or sales; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders in connection with an underwriting in accordance with Section 7 hereof.

         (b) To the extent permitted by law, each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Resale Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnifi-


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cation obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent; provided, however, that such consent will not be reasonably withheld.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Resale Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 4(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Resale Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

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
         (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to the Resale Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a "Registration Default":

               (i) If on or prior to the 60th day after the first date of original issuance of the Notes, the Resale Shelf Registration Statement has not been filed with the Commission;

              (ii) If on or prior to the 120th day after the first date of original issuance of the Notes, the Resale Shelf Registration Statement has not been declared effective by the Commission; or

             (iii) If after the Resale Shelf Registration Statement is declared effective (A) such Resale Shelf Registration Statement thereafter ceases to be effective; or (B) such Resale Shelf Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Resale Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Resale Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Additional Interest shall accrue on the Notes over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum in the case of (i) and 0.50% per annum in the case of (ii) or (iii).


         (b) A Registration Default referred to in Section 5(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to the Resale Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Resale Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Resale Shelf Registration Statement or the related prospectus and (ii) in the case of clause
(y), the Company is proceeding in good faith in accordance with Section 2(h); provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

         (c) Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) of Section 5(a) above will be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Resale Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         (e) Except as set forth in this Section 5, the Company will have no other liabilities for monetary damages with respect to its registration obligations hereunder; provided, however, that in the event the Company breaches, fails to comply with or violates the provisions of this Agreement, the Holders shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance.

         6. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Notes, make publicly available such other information as is necessary to permit sales of their securities pursuant to Rules 144 and 144A for the Shelf Registration Period. The Company covenants that it will take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations. The Holders of Securities covered by the Resale Shelf Registration Statement who desire to do so may sell such securities in an underwritten offering in accordance with the conditions set forth below. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Securities to be included in such offering; provided, however, that (i) with respect to the investment bankers and managers, such investment bankers and managers will be selected by such Holders subject to approval by the Company, which approval shall not be unreasonably withheld, and
(ii) the Company shall not be obligated to arrange for more than one underwritten offering during the Shelf Registration Period. No Holder may participate in any underwritten offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) at least 25% of the outstanding Transfer Restricted Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders to the extent not required to be paid by the Company pursuant to Section 3 hereof. Notwithstanding the foregoing or the provisions of Section 2(l) hereof, upon receipt of a request from the managing underwriter or a representative of Holders of a majority of the Transfer Restricted Securities outstanding to prepare and file an amendment or supplement to the Resale Shelf Registration Statement in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement as set forth in Section 2(h).

         8.  Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

                  (2) if to the Initial Purchasers:

                           Credit Suisse First Boston Corporation
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.:  (212) 325-8278
                           Attention:  Transactions Advisory Group

with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Fax No.:  (212) 269-5420
                           Attention:  Geoffrey E. Liebmann

                  (3) if to the Company, at its address as follows:

                           Genzyme Corporation
                           One Kendall Square
                           Cambridge, MA  02139
                           Fax No.:  (617) 252-7553
                           Attention:  Chief Legal Officer
with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA  02108
                           Fax No.:  (617) 227-4420
                           Attention:  Maureen Manning

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.


         (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

         (d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement on the Initial Purchasers and the Company in accordance with its terms.

                          Very truly yours,

                          GENZYME CORPORATION


                          By:  /s/ Henri A. Termeer
                               ---------------------------------------------
                               Name:  Henri A. Termeer
                               Title:  President and Chief Executive Officer


The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
COWEN & COMPANY
GOLDMAN, SACHS & CO.


 By: CREDIT SUISSE FIRST BOSTON CORPORATION


 By:  /s/ W. Robert Dahl
     -----------------------------------
     Name:  W. Robert Dahl
     Title:  Managing Director